SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	October 23, 2006

DENDRITE INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	001-16379	22-2786386
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1405 U.S. Highway 206, Bedminster, New Jersey		07921
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code	(908) 443-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On October 23, 2006 the Compensation Committee of the Board of Directors of Dendrite International, Inc. (the “Company”), upon periodic review of current employment arrangements, approved an amendment to the employment agreements with certain of its executive officers to provide that upon a termination of the executive officer’s employment by the Company for any reason other than for cause, death, disability or in connection with a change in control, the executive officer will be entitled to severance equal to the sum of annual base salary plus target bonus as of the date of termination.  The current executive officers to whom the amendment applies are Jeffrey Bairstow, Christine Pellizzari, Carl Cohen, Natasha Giordano, Garry Johnson, Jean-Paul Modde and Mark Theilken.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDRITE INTERNATIONAL, INC.

Dated:	October 27, 2006	By:	/s/ CHRISTINE A. PELLIZZARI
		Name:	Christine A. Pellizzari
		Title:	Senior Vice President, General Counsel
and Secretary